UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 17, 2003
                                                  ------------------------------


                           WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Louisiana                     0-1026                   72-6017893
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)


            228 St. Charles Avenue, New Orleans, Louisiana       70130
--------------------------------------------------------------------------------
                (Address of principal executive offices)       (Zip Code)



                                 (504) 586-7272
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On July 17, 2003, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended June 30, 2003 (the "News Release"). The News Release is attached as exhibit 99.1 to this report and incorporated herein by reference.

Item 7.  Financial Statement and Exhibits.

         (c) Exhibits

         99.1 News Release dated July 17, 2003

Item 9. Regulation FD Disclosure. (Provided under Item 12)

         The News Release referred to in Item 5 and filed as an exhibit hereto is incorporated herein by reference. This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12.Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WHITNEY HOLDING CORPORATION


                                            By:  /s/Thomas L. Callicutt, Jr.
                                                 -------------------------------
                                                 Thomas L. Callicutt, Jr.
                                                 Executive Vice President
                                                 and Chief Financial Officer


                                            Date:       July 17, 2003
                                                 -------------------------------

                                  EXHIBIT INDEX


Exhibit
Number                                             Description
------------                                       -----------
99.1                                       News Release dated July 17, 2003

Exhibit 99.1

                    [WHITNEY HOLDING CORPORATION LETTERHEAD]

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130
                               www.whitneybank.com

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                          FOR IMMEDIATE RELEASE
         504/552-4591                                              July 17, 2003

                     WHITNEY REPORTS SECOND QUARTER EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ-WTNY) earned $.60 per share in the second quarter of 2003, the same as in the second quarter of 2002. Net income of $23.8 million for 2003's second quarter was also essentially unchanged from the year-earlier period. Year-to-date earnings in 2003 of $1.19 per share, or $47.2 million, were 3% higher than 2002 earnings on both a per-share and dollar basis.
         Selected highlights from the second quarter's results follow:
o Whitney's net interest income (TE) decreased 3%, or $2.5 million, from the second quarter of 2002, as a 31 basis point compression in the net interest margin (TE), to 4.43%, offset the impact of 3% growth in earning assets between these periods. The prevailing environment of low market rates lowered both funding costs and asset yields in the first half of 2003 as it had throughout 2002. Funding costs decreased 50 basis points between the second quarters of 2002 and 2003, reflecting deposit pricing strategies implemented in response to market conditions and some favorable shift in the mix of funds to lower-cost and noninterest-bearing sources. As expected, loan and investment portfolio yields decreased again this quarter, and the overall yield on earning assets was 81 basis points lower than in 2002's second quarter. Both loan and investment yields were impacted by the gradual repricing of fixed-rate instruments during this sustained period of low rates. Low market rates have also stimulated home mortgage refinancing activities leading to significant prepayments and additional repricing opportunities on mortgage-backed securities as well as accelerated premium amortization on these securities. The 149 basis point decline in the yield on mortgage-

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
                                       2

         backed securities was the major factor behind the overall 113 basis point decrease in the yield on the investment portfolio. Sustained low interest rates will continue to put pressure on net interest margins throughout the banking industry and pose challenges to improving banks' net interest income.
o Whitney made no provision for loan losses in the second quarter of 2003, compared to a $.5 million provision in the first quarter of 2003 and a provision of $2.5 million in the second quarter of 2002. Credit quality statistics for the second quarter of 2003 were generally favorable. There was a small net recovery of $.4 million in the second quarter of 2003, when a $4.0 million recovery on a group of related loans that had been fully charged off in the third quarter of 2002 helped offset an additional $2.5 million charge-off taken on a longstanding problem credit with diminishing prospects of collection.
         Net charge-offs reported in the first quarter of 2003 and 2002's second quarter, totaled $.7 million and $2.5 million, respectively. The total of criticized loans at June 30, 2003 was $20 million below the level at March 31, 2003 but up $5 million from year-end 2002. The total of loans with well-defined weaknesses or for which full repayment is doubtful decreased approximately $3 million from the end of 2002, including a $.6 million reduction in the second quarter of 2003. Nonperforming loans, which are included in the criticized loan total and encompass substantially all loans separately evaluated for impairment, decreased over $2 million from the end of 2002 and were down more than $5 million from the end of 2003's first quarter. The allowance required for impaired loans at June 30, 2003, was $1.3 million below the level determined at both March 31, 2003 and December 31, 2002. The allowance for loan losses was little changed from year-end 2002 in dollar terms and decreased slightly as a percentage of loans, to 1.43%, reflecting recent portfolio growth. There have been no significant trends related to industries or markets underlying changes in criticized and nonperforming loans.
o        Noninterest  income,  excluding  securities  transactions,  increased
         14%, or $2.9 million, from the second quarter of 2002. Income from secondary mortgage market operations, which increased 61%, or $1.1 million, was the major contributor from recurring sources. Whitney functions essentially as a mortgage broker and its loan production volume has benefited as low rates stimulated the refinancing of home mortgages and sustained demand for new home purchases. Transaction volumes from bank-issued debit cards

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
                                       3


         continue to grow and drove the 18%, or $.4 million, increase in the credit card income category. The terms of a settlement between Visa USA and merchants, some of which take effect in the third quarter of 2003, will likely offset much of the expected annual growth in Whitney's debit card revenue for 2003. At the end of 2002, management decided to market a portfolio of seasoned loans originated under affordable-housing programs and reclassified these loans as held for sale at that time. During the second quarter of 2003, Whitney completed the sale of this $23 million portfolio, recognizing a gain of $1.4 million. Excluding this gain, other noninterest income increased 13%, or $.6 million, with contributions from several sources. Service charges from deposit accounts were 3% lower in the second quarter of 2003 on reduced charging opportunities. Trust service fees declined 12% compared to the second quarter of 2002, but have stabilized in recent periods with improving capital market valuations.
o Noninterest expense increased 5%, or $2.9 million, from 2002's second quarter. Total personnel expense was up 12%, or $3.7 million, as employee compensation increased 7%, or $1.8 million, and employee benefits rose $1.9 million, or 33%. Although base pay increased only approximately 3%, or close to $.7 million, targeted employee incentive pay rose more sharply, mainly reflecting the impact of higher loan production volumes on retail mortgage origination incentives.
         Management incentive plan expense, which includes certain stock-based compensation, increased 10%, or $.3 million. An increase of $1.0 million in defined benefit pension plan expense and a $.4 million increase in the cost of providing postretirement health benefits were the main drivers of the overall rise in employee benefits expense. For each of the last two quarters of 2003, the combined expense of providing these retirement benefits will be $.8 million higher than the comparable period in 2002. The annual increase will be a combined $4.1 million. Most other major expense categories compared favorably with the second quarter of 2002. Benefits from the elimination of underutilized facilities helped limit the increase in occupancy expense to less than 1%. Equipment and data processing expense decreased 6%, or $.3 million, mainly reflecting the favorable impact of close control over capital expenditures. This quarter-over-quarter rate of decrease is not anticipated to continue throughout 2003.

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
                                       4

        Average loans in the second quarter of 2003 grew 5%, or $219 million, from the second quarter of 2002. During the latter half of 2002 and continuing into 2003, the commercial loan portfolio has shown some steady growth that mainly reflects new customer development. For the second quarter of 2003, commercial loans, including construction loans and other real property loans, were up 9%, or $310 million, on average compared to the second quarter of 2002.
Partly offsetting this growth was a decrease of 13%, or $96 million, in the residential mortgage loan portfolio that was driven mainly by the continued high level of refinancing activity coupled with management's continuing decision to sell most current production. As noted earlier, at the end of 2002, management also decided to market a portfolio of affordable-housing loans, reclassifying this portfolio as held for sale.
         Average deposits were up 2%, or $141 million, in the second quarter of 2003 compared to 2002's second quarter. Deposit-pricing strategies helped improve the mix of deposits. As anticipated by these strategies, higher-cost time deposits for the second quarter of 2003 were 8%, or $137 million, below
2002's second quarter, with some funds flowing to other deposit products. Total lower-cost deposits increased 7%, or $278 million, on average, with noninterest-bearing demand deposits up 8%, or $125 million, and deposits in lower-cost interest-bearing products up 6%, or $153 million.
         Whitney Holding Corporation, through its banking subsidiary Whitney
National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; and into the panhandle of Florida.

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

                                       5

                                      -----
                  This news release may contain statements that are not
         historical facts and are "forward-looking statements" as that term is defined by the Private Securities Litigation Reform Act of 1995. These
         forward-looking statements, which Whitney makes in good faith, are based on numerous assumptions, certain of which we may refer to specifically in connection with a particular statement. Some of the more important assumptions include
             o  expectations about overall economic strength and the performance of the economies in Whitney's market area,
             o  expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in
                response to changing economic conditions,
             o  reliance on existing or anticipated changes in laws and regulations affecting the activities of the banking industry and other financial service providers, and
             o  expectations regarding the nature and level of competition, changes in customer behavior and preferences, and Whitney's ability to execute its plans to respond effectively.
                  Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that Whitney's future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney cautions readers to consider this risk.
                  Whitney undertakes no obligation to update or revise any of the information in this news release, whether as a result of new information, future events or developments, or for any other reason.

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                                           WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------------
                                                      FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Second          Second                Six Months Ended
                                                                     Quarter         Quarter                     June 30
(dollars in thousands, except per share data)                         2003             2002               2003             2002
-------------------------------------------------------------- ----------------------------------- ---------------------------------
INCOME DATA
     Net interest income                                          $   72,522      $   75,174          $  145,316       $  147,781
     Net interest income (tax-equivalent)                             73,857          76,381             148,073          150,214
     Provision for loan losses                                             -           2,500                 500            5,500
     Noninterest income (excluding securities transactions)           23,126          20,220              44,621           40,589
     Securities transactions                                               -             426                   -              426
     Noninterest expense                                              60,645          57,773             119,939          114,750
     Net income                                                       23,750          23,785              47,220           45,877
-------------------------------------------------------------- ----------------------------------- ---------------------------------

-------------------------------------------------------------- ----------------------------------- ---------------------------------
AVERAGE BALANCE SHEET DATA
     Loans                                                        $4,564,160      $4,344,882          $4,513,287       $4,372,475
     Investment in securities                                      1,997,090       1,863,359           1,986,387        1,779,891
     Earning assets                                                6,686,717       6,460,942           6,618,877        6,575,132
     Total assets                                                  7,191,244       6,986,870           7,133,044        7,114,101
     Deposits                                                      5,898,219       5,757,493           5,830,662        5,854,195
     Shareholders' equity                                            824,584         745,352             818,002          738,275
-------------------------------------------------------------- ----------------------------------- ---------------------------------

-------------------------------------------------------------- ----------------------------------- ---------------------------------
PER SHARE DATA
     Earnings per share
         Basic                                                    $      .60      $      .60          $     1.19       $     1.15
         Diluted                                                         .59             .59                1.17             1.14
     Cash dividends per share                                     $      .30      $      .27          $      .60       $      .54
     Book value per share, end of period                          $    20.48      $    18.97          $    20.48       $    18.97
     Trading data
         High closing price                                       $    34.07      $    38.52          $    34.39       $    38.52
         Low closing  price                                            31.67           30.51               31.62            29.13
         End-of-period closing  price                                  32.00           30.74               32.00            30.74
         Trading volume                                            8,201,397       8,115,882          14,546,277       11,073,984
-------------------------------------------------------------- ----------------------------------- ---------------------------------

-------------------------------------------------------------- ----------------------------------- ---------------------------------
RATIOS
     Return on average assets                                           1.32 %          1.37 %              1.33 %           1.30 %
     Return on average shareholders' equity                            11.55           12.80               11.64            12.53
     Net interest margin                                                4.43            4.74                4.50             4.59
     Dividend payout ratio                                             50.93           45.37               51.11            46.90
     Average loans as a percentage of average deposits                 77.38           75.46               77.41            74.69
     Efficiency ratio                                                  62.53           59.81               62.24            60.14
     Noninterest income as a percentage of total revenue
        (excluding securities transactions)                            23.85           20.93               23.16            21.27
     Allowance for loan losses as a percentage of
        loans, at end of period                                         1.43            1.67                1.43             1.67
     Nonperforming assets as a percentage of loans plus
        foreclosed assets and surplus property, at end of period         .87             .94                 .87              .94
     Average shareholders' equity as a percentage
        of average total assets                                        11.47           10.67               11.47            10.38
     Leverage ratio, at end of period                                   9.91            9.27                9.91             9.27
-------------------------------------------------------------- ----------------------------------- ---------------------------------
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities transactions).


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---------------------------------------------------------------------------------------------------------------------
                                    WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------
                                     DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------
                                                           Second          Second               Six Months Ended
                                                           Quarter         Quarter                   June 30
(dollars in thousands)                                      2003            2002              2003            2002
------------------------------------------------------------------------------------  -------------------------------
                     ASSETS
---------------------------------------------------
EARNING ASSETS
  Loans                                                  $4,564,160      $4,344,882        $4,513,287     $4,372,475
  Investment in securities
     Securities available for sale                        1,800,051       1,692,586         1,787,430      1,602,295
     Securities held to maturity                            197,039         170,773           198,957        177,596
                                                   ---------------------------------  -------------------------------
        Total investment in securities                    1,997,090       1,863,359         1,986,387      1,779,891
                                                   ---------------------------------  -------------------------------
  Federal funds sold and short-term investments              74,007         240,465            63,854        404,165
  Loans held for sale                                        51,460          12,236            55,349         18,601
                                                   ---------------------------------  -------------------------------
        Total earning assets                              6,686,717       6,460,942         6,618,877      6,575,132
------------------------------------------------------------------------------------  -------------------------------
NONEARNING ASSETS
  Accrued interest receivable                                29,961          33,566            30,300         33,875
  Goodwill                                                   69,164          69,164            69,164         69,011
  Other intangible assets                                    26,689          32,453            27,374         33,196
  Other assets                                              446,120         463,273           454,331        475,581
  Allowance for loan losses                                 (67,407)        (72,528)          (67,002)       (72,694)
------------------------------------------------------------------------------------  -------------------------------

        Total assets                                     $7,191,244      $6,986,870        $7,133,044     $7,114,101
------------------------------------------------------------------------------------  -------------------------------
                   LIABILITIES
---------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                $  698,456      $  653,014        $  693,045     $  735,101
     Money market investment deposits                     1,403,139       1,332,376         1,392,383      1,315,363
     Savings deposits                                       553,511         516,484           545,986        508,980
     Other time deposits                                    813,893         933,329           823,975        957,430
     Time deposits $100,000 and over                        689,112         707,128           675,891        730,709
                                                   ---------------------------------  -------------------------------
        Total interest-bearing deposits                   4,158,111       4,142,331         4,131,280      4,247,583
                                                   ---------------------------------  -------------------------------

  Short-term and other borrowings                           408,410         422,461           424,092        458,870
                                                   ---------------------------------  -------------------------------
        Total interest-bearing liabilities                4,566,521       4,564,792         4,555,372      4,706,453
------------------------------------------------------------------------------------  -------------------------------
NONINTEREST-BEARING LIABILITIES
  Noninterest-bearing deposits                            1,740,108       1,615,162         1,699,382      1,606,612
  Accrued interest payable                                    7,512          13,562             7,778         14,309
  Other liabilities                                          52,519          48,002            52,510         48,452
                                                   ---------------------------------  -------------------------------
        Total liabilities                                 6,366,660       6,241,518         6,315,042      6,375,826
------------------------------------------------------------------------------------  -------------------------------
              SHAREHOLDERS' EQUITY                          824,584         745,352           818,002        738,275
------------------------------------------------------------------------------------  -------------------------------

        Total liabilities and shareholders' equity       $7,191,244      $6,986,870        $7,133,044     $7,114,101
------------------------------------------------------------------------------------  -------------------------------

------------------------------------------------------------------------------------  -------------------------------
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                         $2,120,196      $1,896,150        $2,063,505     $1,868,679
------------------------------------------------------------------------------------  -------------------------------

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                                      WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------------
                                               CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------
                                                                     June 30          December 31         June 30
(dollars in thousands)                                                 2003              2002               2002
--------------------------------------------------------------------------------------------------------------------
                    ASSETS
--------------------------------------------------------------------------------------------------------------------
  Cash and due from financial institutions                          $  236,492        $  326,124         $  225,461
  Federal funds sold and short-term investments                         11,170             4,327            220,541
  Loans held for sale                                                   65,660            65,572             17,524
  Investment in securities
     Securities available for sale                                   1,808,203         1,773,591          1,705,832
     Securities held to maturity                                       201,023           202,107            170,023
                                                                   -------------------------------------------------
        Total investment in securities                               2,009,226         1,975,698          1,875,855
  Loans                                                              4,628,728         4,455,412          4,283,134
     Allowance for loan losses                                         (66,243)          (66,115)           (71,667)
                                                                   -------------------------------------------------
        Net loans                                                    4,562,485         4,389,297          4,211,467
                                                                   -------------------------------------------------
  Bank premises and equipment                                          148,189           151,620            158,814
  Accrued interest receivable                                           27,592            28,649             32,551
  Goodwill                                                              69,164            69,164             69,164
  Other intangible assets                                               26,056            28,807             31,730
  Other assets                                                         128,497            58,623             66,186
--------------------------------------------------------------------------------------------------------------------
        Total assets                                                $7,284,531        $7,097,881         $6,909,293
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                  LIABILITIES
--------------------------------------------------------------------------------------------------------------------
  Noninterest-bearing demand deposits                               $1,805,861        $1,692,939         $1,563,569
  Interest-bearing deposits                                          4,154,575         4,089,940          4,070,188
                                                                   -------------------------------------------------
        Total deposits                                               5,960,436         5,782,879          5,633,757
                                                                   -------------------------------------------------
  Short-term and other borrowings                                      445,178           453,415            448,845
  Accrued interest payable                                               6,604             7,383             10,997
  Accounts payable and other accrued liabilities                        46,703            53,721             57,161
                                                                   -------------------------------------------------
        Total liabilities                                            6,458,921         6,297,398          6,150,760
--------------------------------------------------------------------------------------------------------------------
             SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------
  Common stock, no par value                                             2,800             2,800              2,800
  Capital surplus                                                      176,092           167,235            163,713
  Retained earnings                                                    630,323           607,235            580,601
  Accumulated other comprehensive income                                26,991            30,104             19,621
  Treasury stock at cost                                                  (720)                -                  -
  Unearned restricted stock compensation                                (9,876)           (6,891)            (8,202)
                                                                   -------------------------------------------------
        Total shareholders' equity                                     825,610           800,483            758,533
--------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                  $7,284,531        $7,097,881         $6,909,293
--------------------------------------------------------------------------------------------------------------------

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                                        WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------------
                                             CONSOLIDATED STATEMENTS OF INCOME
---------------------------------------------------------------------------------------------------------------------------
                                                          Second             Second                  Six Months Ended
                                                          Quarter            Quarter                      June 30
(dollars in thousands, except per share data)              2002                2003                 2003            2002
------------------------------------------------------------------------------------- -------------------------------------
INTEREST INCOME
  Interest and fees on loans                              $63,610            $69,073             $127,379         $139,460
  Interest and dividends on investments                    20,543             24,570               42,650           47,447
  Interest on federal funds sold and
     short-term investments                                   232              1,031                  393            3,450
------------------------------------------------------------------------------------- -------------------------------------
    Total interest income                                  84,385             94,674              170,422          190,357
------------------------------------------------------------------------------------- -------------------------------------
INTEREST EXPENSE
  Interest on deposits                                     11,151             18,534               23,694           40,481
  Interest on short-term and other borrowings                 712                966                1,412            2,095
------------------------------------------------------------------------------------- -------------------------------------
    Total interest expense                                 11,863             19,500               25,106           42,576
------------------------------------------------------------------------------------- -------------------------------------
NET INTEREST INCOME                                        72,522             75,174              145,316          147,781
PROVISION FOR LOAN LOSSES                                       -              2,500                  500            5,500
------------------------------------------------------------------------------------- -------------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                          72,522             72,674              144,816          142,281
------------------------------------------------------------------------------------- -------------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                       9,330              9,598               18,627           19,143
  Secondary mortgage market operations                      2,987              1,850                5,724            3,900
  Credit card income                                        2,443              2,071                4,649            3,927
  Trust service fees                                        2,058              2,345                4,107            4,602
  Other noninterest income                                  6,308              4,356               11,514            9,017
  Securities transactions                                       -                426                    -              426
------------------------------------------------------------------------------------- -------------------------------------
    Total noninterest income                               23,126             20,646               44,621           41,015
------------------------------------------------------------------------------------- -------------------------------------
NONINTEREST EXPENSE
  Employee compensation                                    28,298             26,451               56,130           52,157
  Employee benefits                                         7,489              5,628               14,147           10,896
                                                 ------------------------------------ -------------------------------------
    Total personnel expense                                35,787             32,079               70,277           63,053
  Net occupancy expense                                     4,902              4,867                9,498            9,923
  Equipment and data processing expense                     4,318              4,607                8,523            9,981
  Telecommunication and postage                             2,066              1,951                4,145            4,052
  Legal and professional fees                               1,486              1,792                3,041            3,170
  Corporate value and franchise taxes                       1,653              1,912                3,526            3,789
  Amortization of intangibles                               1,291              1,462                2,752            2,923
  Other noninterest expense                                 9,142              9,103               18,177           17,859
------------------------------------------------------------------------------------- -------------------------------------
    Total noninterest expense                              60,645             57,773              119,939          114,750
------------------------------------------------------------------------------------- -------------------------------------
INCOME BEFORE INCOME TAXES                                 35,003             35,547               69,498           68,546
INCOME TAX EXPENSE                                         11,253             11,762               22,278           22,669
------------------------------------------------------------------------------------- -------------------------------------

NET INCOME                                                $23,750            $23,785              $47,220          $45,877
------------------------------------------------------------------------------------- -------------------------------------

------------------------------------------------------------------------------------- -------------------------------------
EARNINGS PER SHARE
  Basic                                                      $.60               $.60                $1.19            $1.15
  Diluted                                                     .59                .59                 1.17             1.14
------------------------------------------------------------------------------------- -------------------------------------

------------------------------------------------------------------------------------- -------------------------------------
WEIGHTED-AVERAGE SHARES
     OUTSTANDING
  Basic                                                39,867,549         39,888,693           39,826,668       39,815,143
  Diluted                                              40,360,070         40,176,705           40,288,610       40,070,570
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS PER SHARE                                     $.30               $.27                 $.60             $.54
---------------------------------------------------------------------------------------------------------------------------

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---------------------------------------------------------------------------------------------------------------------------------
                                         WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------------------
                                          SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
---------------------------------------------------------------------------------------------------------------------------------
                                                                         Second     First     Second          Six Months Ended
                                                                         Quarter   Quarter    Quarter             June 30
                                                                          2003       2003       2002          2003      2002
------------------------------------------------------------------------------------------------------     ---------------------
     EARNING ASSETS
-----------------------------------------------------------------------
      Loans**                                                            5.55  %    5.74  %    6.39 %         5.64 %    6.43  %
      Investment in securities                                           4.34       4.71       5.47           4.52      5.54
      Federal funds sold and short-term investments                      1.25       1.22       1.72           1.24      1.72
                                                                       --------------------------------     ---------------------
                 Total interest-earning assets                           5.14  %    5.39  %    5.95 %         5.26 %    5.90  %
                                                                       --------------------------------     ---------------------

     INTEREST-BEARING LIABILITIES
-----------------------------------------------------------------------
      Interest-bearing deposits
            NOW account deposits                                          .47  %     .53  %     .73 %          .50 %     .91  %
            Money market investment deposits                              .90       1.06       1.48            .98      1.55
            Savings deposits                                              .47        .56        .81            .52       .81
            Other time deposits                                          1.87       2.13       3.00           2.00      3.26
            Time deposits $100,000 and over                              1.60       1.79       2.50           1.69      2.64
                                                                       --------------------------------     ---------------------
                 Total interest-bearing deposits                         1.08       1.24       1.79           1.16      1.92
                                                                       --------------------------------     ---------------------

      Short-term and other borrowings                                     .70        .65        .92            .67       .92
                                                                       --------------------------------     ---------------------
                 Total interest-bearing liabilities                      1.04  %    1.18  %    1.71 %         1.11 %    1.82  %
                                                                       --------------------------------     ---------------------


     NET INTEREST SPREAD (tax-equivalent)
-----------------------------------------------------------------------
      Yield on earning assets less cost of interest-
            bearing liabilities                                          4.10 %     4.21 %     4.24 %         4.15 %    4.08  %
                                                                       --------------------------------     ---------------------

     NET INTEREST MARGIN (tax-equivalent)
-----------------------------------------------------------------------
      Net interest income (tax-equivalent) as a
            percentage of average earning assets                         4.43 %     4.57 %     4.74 %         4.50 %    4.59  %
                                                                       --------------------------------     ---------------------

     COST OF FUNDS
-----------------------------------------------------------------------
      Interest expense as a percentage of average interest-
            bearing liabilities plus interest-free funds                  .71 %      .82 %     1.21 %          .76 %    1.31 %
-------------------------------------------------------------------------------------------------------     ---------------------
    * Based on a 35% tax rate.
   ** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.


                                                            -MORE-

                                                      11

---------------------------------------------------------------------------------------------------------------------------
                                   WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------------
                                                  LOAN QUALITY
---------------------------------------------------------------------------------------------------------------------------
                                                                Second          Second             Six Months Ended
                                                                Quarter         Quarter                 June 30
(dollars in thousands)                                           2003            2002            2003             2002
---------------------------------------------------------------------------------------------------------------------------
       ALLOWANCE FOR LOAN LOSSES
-----------------------------------------------------------
Allowance for loan losses at beginning of period                $65,878         $71,669        $66,115          $71,633
Provision for loan losses                                             -           2,500            500            5,500
Loans charged off during period                                  (4,850)         (3,671)        (6,856)          (8,035)
Recoveries on loans previously charged off                        5,215           1,169          6,484            2,569
                                                           ----------------------------------------------------------------
     Net loans (charged off) recovered during period                365          (2,502)          (372)          (5,466)
                                                           ----------------------------------------------------------------
Allowance for loan losses at end of period                      $66,243         $71,667        $66,243          $71,667
                                                           ----------------------------------------------------------------
Net annualized charge-offs (recoveries) as a percentage
    of average loans                                               (.03)%           .23 %          .02 %            .25 %

Gross annualized charge-offs as a percentage of
    average loans                                                   .43 %           .34 %          .30 %            .37 %

Recoveries as a percentage of gross charge-offs                  107.53 %         31.84 %        94.57 %          31.97 %

Allowance for loan losses as a percentage of
    loans, at end of period                                        1.43 %          1.67 %         1.43 %           1.67 %
                                                           ----------------------------------------------------------------


                                                           ----------------------------------------------------------------
                                                                June 30        March 31      December 31        June 30
                                                                 2003            2003           2002              2002
---------------------------------------------------------------------------------------------------------------------------
          NONPERFORMING ASSETS
-----------------------------------------------------------
Loans accounted for on a nonaccrual basis                       $35,622         $41,050        $37,959          $37,442
Restructured loans                                                  224             243            336              358
                                                           ----------------------------------------------------------------
     Total nonperforming loans                                   35,846          41,293         38,295           37,800
Foreclosed assets and surplus property                            4,556           3,283          3,854            2,340
                                                           ----------------------------------------------------------------
     Total nonperforming assets                                 $40,402         $44,576        $42,149          $40,140
                                                           ----------------------------------------------------------------
Nonperforming assets as a percentage of loans plus
    foreclosed assets and surplus property, at end of period        .87 %           .98 %          .95 %            .94 %

Allowance for loan losses as a percentage of
    nonaccruing loans, at end of period                          185.96 %        160.48 %       174.17 %         191.41 %

Allowance for loan losses as a percentage of
    nonperforming loans, at end of period                        184.80 %        159.54 %       172.65 %         189.60 %

Loans 90 days past due still accruing                            $3,445          $3,926         $5,817           $9,390

Loans 90 days past due still accruing as a
    percentage of loans, at end of period                           .07 %           .09 %          .13 %            .22 %
---------------------------------------------------------------------------------------------------------------------------
                                                         -END-